SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                              (Amendment No. __)


      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [  ]

      Check the appropriate box:

      [  ]        Preliminary Proxy Statement
      [  ]       Confidential, for Use of the Commission only (as
      permitted by Rule 14a-6(e)(2))
      [X ]       Definitive Proxy Statement
      [  ]       Definitive Additional Materials
      [  ]       Soliciting Material  Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                            REYNOLDS FUNDS, INC.
               (Name of Registrant as Specified in Its Charter)

                                Not Applicable
                           ------------------------


         (Name of Person(s) Filing Proxy Statement if other than the
                                 Registrant)

      Payment of Filing Fee (Check the appropriate box):

      [X ]       No fee required.
      [  ]       Fee computed on table below per Exchange Act Rules 14a-
      6(i)(4) and 0-11.

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                              REYNOLDS FUNDS, INC.
                            WOOD ISLAND, THIRD FLOOR
                      80 EAST SIR FRANCIS DRAKE BOULEVARD
                          LARKSPUR, CALIFORNIA  94939
                               ------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 23, 1998

  NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Meeting") of REYNOLDS FUNDS, INC. (the "Company"), will be held at 80 East Sir Francis Drake Boulevard, Larkspur, California 94939, on Wednesday, September 23, 1998, at 10:00 A.M., Pacific Time. The Company consists of four mutual funds, the Reynolds Blue Chip Growth Fund, (the "Blue Chip Fund"), the Reynolds Opportunity Fund (the "Opportunity Fund"), the Reynolds U.S. Government Bond Fund (the "Bond Fund") and the Reynolds Money Market Fund (the "Money Market Fund"). (The Blue Chip Fund, the Opportunity Fund, the Bond Fund and the Money Market Fund are collectively referred to as the "Funds"). The purposes of the Meeting are:

   1. With respect to the shareholders of all of the Funds, to elect 3 directors to serve an indefinite term until their successors are chosen and qualified (Proposal No. 1).

   2. With respect to the shareholders of each of the Blue Chip Fund and Opportunity Fund, to consider and act upon a proposal to approve the Reynolds Funds 12b-1 Plan (Proposal Nos. 2(a) and 2(b)).

   3. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

                                   IMPORTANT
  Please mark, sign, date and return the enclosed proxy in the accompanying envelope as soon as possible in order to ensure a full representation at the Meeting.

  The Meeting will have to be adjourned without conducting any business if less than a majority of the eligible shares is represented, and the Company will have to continue to solicit votes until a quorum is obtained. The Meeting also may be adjourned, if necessary, to continue to solicit votes if less than the required shareholder vote has been obtained to approve Proposal Nos. 2(a) and 2(b).

  Your vote, then, could be critical in allowing the Company to hold the Meeting as scheduled. By marking, signing and promptly returning the enclosed proxy, you may eliminate the need for additional solicitation. Your cooperation is appreciated.

                                          By Order of the Board of Directors,

                                         /s/ FREDERICK L. REYNOLDS

                                          FREDERICK L. REYNOLDS
                                          President
Larkspur, California
August 10, 1998

  Only shareholders of record of the Company at the close of business on July 31, 1998, the record date for the Meeting, will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

                              REYNOLDS FUNDS, INC.
                            WOOD ISLAND, THIRD FLOOR
                      80 EAST SIR FRANCIS DRAKE BOULEVARD
                          LARKSPUR, CALIFORNIA  94939
                            -----------------------
                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 23, 1998

INTRODUCTION

  The enclosed proxy is being solicited by the Board of Directors (the "Board" or the "Directors") of Reynolds Funds, Inc. (the "Company") for use in connection with the special meeting of shareholders (the "Meeting") to be held at 10:00 A.M. Pacific Time, on Wednesday, September 23, 1998, at 80 East Sir Francis Drake Boulevard, Larkspur, California 94939, and at any adjournment(s) thereof for the purpose set forth in the foregoing notice. The Company consists of four mutual funds, the Reynolds Blue Chip Growth Fund, (the "Blue Chip Fund"), the Reynolds Opportunity Fund (the "Opportunity Fund"), the Reynolds U.S. Government Bond Fund (the "Bond Fund") and the Reynolds Money Market Fund (the "Money Market Fund"). (The Blue Chip Fund, the Opportunity Fund, the Bond Fund and the Money Market Fund are collectively referred to as the "Funds").

  The Company will present the following proposals to the shareholders at the
Meeting:

      Proposal No. 1                    Election of Directors
      Proposal Nos. 2(a) and 2(b)       Approval of the Reynolds Funds 12b-1
                                        an (the "Plan")

  The record holder of each outstanding share of a Fund is entitled to one vote on all matters submitted to shareholders of that Fund. The table below sets forth the Proposals for which shareholders of each Fund are being solicited:

  Proposal No. Blue Chip Fund  Opportunity Fund   Bond Fund   Money Market Fund
   ----------  -------------   ---------------    ----------   ----------------
       1            YES              YES             YES             YES
      2(a)          YES               No              No              No
      2(b)           No              YES              No              No

  See "Vote Required" under each Proposal for information as to the required vote on each Proposal.

  Only shareholders of record of the Funds on the close of business on July 31, 1998 are entitled to notice of and to vote at the Meeting. On that date there were issued and outstanding 2,320,017 shares of the Blue Chip Fund, 1,272,577 shares of the Opportunity Fund, 304,637 shares of the Bond Fund and 4,031,898 shares of the Money Market Fund.

  Whether you expect to be personally present at the Meeting or not, please complete, sign, date and return the accompanying form of proxy. If the enclosed form of proxy is duly executed and returned in time to be voted at the Meeting, and not subsequently revoked, all shares represented by the proxy will be voted in accordance with your instructions marked thereon. If no instructions are given, proxies will be voted FOR the election of the nominees for the Board of Directors of the Company (Proposal No. 1) and FOR approval of the Plan (Proposal Nos. 2(a) and 2(b)). A majority of the outstanding shares of the Funds, represented in person or by proxy, will constitute a quorum at the Meeting.

  Execution of the enclosed proxy card will not affect a shareholder's right to attend the Meeting and vote in person, and a shareholder giving a proxy has the power to revoke it (by written notice to the Company, execution of a subsequent proxy card, or oral revocation at the Meeting) at any time before it is exercised. Presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy.

  In addition to the solicitations or proxies by use of the mail, proxies may be solicited by officers of the Company. The cost of soliciting proxies will be borne by the Funds. The Funds do not anticipate specifically engaging anyone to solicit proxies or to pay any special compensation for that purpose.

  The Board may seek one or more adjournments of the Meeting to solicit additional shareholders, if necessary, to obtain a quorum for the Meeting, or to obtain the required vote to approve Proposal Nos. 2(a) and 2(b). An adjournment would require the affirmative vote of the holders of a majority of the shares present at the Meeting (or an adjournment thereof) in person or by proxy and entitled to vote. If adjournment is proposed in order to obtain the required vote on Proposal Nos. 2(a) and 2(b), the person named as proxy will vote in favor of adjournment those shares which he is entitled to vote in favor of such proposal and will vote against adjournment those shares which he is required to vote against such proposal.

  The Notice of Special Meeting of Shareholders, this Proxy Statement and the accompanying form of proxy were first mailed to shareholders of the Funds on or about August 10, 1998.

  THE COMPANY WILL FURNISH WITHOUT CHARGE, ITS ANNUAL REPORT FOR THE FISCAL
YEAR ENDED SEPTEMBER 30, 1997 AND ITS SEMIANNUAL REPORT FOR THE FISCAL PERIOD ENDED MARCH 31, 1998 TO ANY SHAREHOLDER UPON REQUEST. REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO FREDERICK L. REYNOLDS AT WOOD ISLAND, THIRD FLOOR, 80 EAST SIR FRANCIS DRAKE BOULEVARD, LARKSPUR, CALIFORNIA 94939 OR BY CALLING 1-800-773-9665.

1. PROPOSAL TO ELECT THREE DIRECTORS

  Three Directors are to be elected at the Meeting to serve an indefinite term until their respective successors are chosen and qualified. The table set forth below identifies the three nominees for election as Directors of the Company and provides information as to their ages, principal occupations and background for the last five years. All of the nominees, Frederick L. Reynolds, Robert E. Snader and Robert E. Stauder, are members of the present Board of Directors. Messrs. Reynolds and Stauder have been Directors of the Company since its incorporation on April 21, 1988 and Mr. Snader was appointed to the Board of Directors on February 3, 1994 to fill a vacancy.

  The table below sets forth information regarding the nominees for the Board of Directors:

    NAME OF                                                    PRINCIPAL OCCUPATION
 NOMINEE AND AGE           POSITION WITH THE COMPANY           DURING PAST 5 YEARS
----------------             -------------------------           --------------------
Frederick L. Reynolds*<F1>     President, Treasurer          Sole Proprietor of Reynolds Capital Management, the
55                             and Director                  investment adviser to the Funds, (the "Adviser")
Robert E. Snader               Director                      President of R.E. Snader & Associates, a distributor
57                                                           of professional, industrial and broadcast video and computer/video equipment
Robert E. Stauder              Director                      Retired; formerly a principal of Robinson Mills &
67                                                           Williams, an architectural and interior design firm

------------------
*<F1>Interested person as defined in the Investment Company Act of 1940.

  Mr. Reynolds is deemed to be an "interested person" of the Company as that term is defined in the Investment Company Act of 1940 because he is an officer of the Company and the sole proprietor of the Adviser.

  The officers of the Company are Mr. Frederick L. Reynolds, 55, President and Treasurer, and Ms. Camille F. Wildes, 45, Secretary. Both Mr. Reynolds and Ms. Wildes serve for an indefinite term. Mr. Reynolds has served in such capacities since 1988 and Ms. Wildes has served in such capacity since December 9, 1989.

  The Company does not compensate any of its officers or Directors for their services to the Company, except those Directors who are not "interested persons" of the Company. The Company's standard method of compensating the Directors who are not "interested persons" of the Company is to pay each such Director a fee of $550 for each meeting of the Board of Directors attended. The Company does not provide pension or retirement benefits to its Directors or officers.

  The table below sets forth the compensation paid to Directors during the fiscal year ended September 30, 1997:

                                                                                                    TOTAL
                                     AGGREGATE        PENSION OR RETIREMENT      ESTIMATED       COMPENSATION
                                    COMPENSATION         BENEFITS ACCRUED          ANNUAL      FROM THE COMPANY
                                      FROM THE            AS PART OF THE       BENEFITS UPON       PAID TO
NAME OF PERSON, POSITION                FUND            COMPANY'S EXPENSES       RETIREMENT      TO DIRECTORS
-------------------------          -------------       -------------------      ------------  -----------------
Frederick L. Reynolds,                  $0                      $0                  $0               $0
President, Treasurer and
Director
Robert E. Snader,                   $2,200                      $0                  $0           $2,200
Director
Robert E. Stauder,                  $2,200                      $0                  $0           $2,200
Director

------------------
  The Board of Directors has no audit, nominating, compensation or other similar committees. The Board of Directors met four times during the fiscal year ended September 30, 1997. All of the nominees attended each meeting. None of the Directors serve on the board of directors of any reporting companies other than the Company.

VOTE REQUIRED

  Each nominee has consented to being named in this Proxy Statement and to serve if elected. The Company has no reason to believe that any of the nominees will be unable to serve as Director. However, in such event, the person named as proxy will have discretionary authority to select and vote for substituted nominees. It is the intention of the person named in the enclosed proxy to vote the shares represented by the proxies FOR the election of the nominees named above, unless shareholders specify that their vote be withheld as to all nominees or individual nominees. The Company's Board of Directors recommends a vote FOR all nominees.

  Directors will be elected by a plurality of votes of the shareholders (assuming a quorum is present). "Plurality" means that the individuals receiving the largest number of votes are elected as Directors, up to the maximum number of Directors to be chosen at the Meeting. Consequently, any shares not voted at the Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of Directors.

2. PROPOSAL TO APPROVE THE PLAN

DESCRIPTION OF THE PLAN

  On July 21, 1998 the Board of Directors adopted the Plan. The Plan permits each Fund whose shareholders approve the Plan to use Fund assets to finance the distribution of its shares. (Funds whose shareholders have approved the Plan are referred to as "Approving Funds"). The Plan permits each Approving Fund to pay a distribution and service fee on an annualized basis of up to 0.25% of such Approving Fund's average daily net assets. The distribution and servicing fee may be spent on any activities primarily intended to result in the sale of shares of the Approving Fund. Examples of such activities include:

  o Compensation of securities dealers, financial institutions or similar persons ("Shareholder Organizations") who render personal service to shareholders, assist in the maintenance of shareholder accounts or who render assistance in distributing or promoting the sale of shares

  o  Advertising, including maintenance of a website on the Internet

  o  Printing and distributing prospectuses to prospective investors

  o  Purchasing and distributing other promotional material

  The Plan contains a number of safeguards that are intended to insure that payments pursuant to the Plan accomplish the objectives of the Plan. All agreements with Shareholder Organizations must be approved by the Board of Directors of the Company, including a majority of those Directors who are not interested persons of the Company (the "12b-1 Directors"). Assuming their election at the Meeting, Messrs. Snader and Stauder will be the 12b-1 Directors. The Directors anticipate that substantially all agreements with Shareholder Organizations will provide for compensation based on a percentage of the value of their clients' investments in the applicable Approving Fund. Other expenditures under the Plan, such as advertising, printing and mailing costs must be authorized by an officer of the Company.

  The Adviser will provide to the Board on a quarterly basis, and the Board will review, a written report of amounts expended pursuant to the Plan and the purpose of the expenditures. The Plan further provides that with respect to each Approving Fund, it may be terminated by a vote of the majority of the 12b-1 Directors or by a vote of a majority of the outstanding voting securities of the Approving Fund. The Board must approve the continuation of the Plan annually, and if it does not, the Plan will terminate automatically. So long as the Plan continues in effect, the selection and nomination of Directors who are not interested persons of the Company will be committed to the discretion of the 12b-1 Directors. The Plan may not be amended to increase materially the permitted amount of payments with respect to an Approving Fund without the approval of a majority of the 12b-1 Directors and a majority of the outstanding voting securities of the Approving Fund. Any material amendments to the Plan not related to increasing the amount of permitted payments must be approved by the 12b-1 Directors.

  Because of the small size of the Bond Fund and the Money Market Fund, the Board of Directors has determined not to seek the approval of the shareholders of these Funds for adoption of the Plan at this time. However if the assets of these Funds increase significantly, it may do so in the future.

FACTORS CONSIDERED BY THE BOARD OF DIRECTORS

  In voting to approve the Plan and submitting it to the shareholders of the Blue Chip Fund and the Opportunity Fund for their approval, the Directors, including the 12b-1 Directors, considered a number of factors. Prior to approving the Plan, the Directors had the opportunity to review a draft of the Plan and discuss with the Adviser possible expenditures that might be made pursuant to the Plan. The Company's legal counsel reviewed with the Directors the provisions of the Plan and legal and regulatory considerations in adopting the Plan.

  Initially the Board considered the nature of the circumstances that made implementation of the Plan necessary or appropriate. The Adviser reviewed with the Directors the performance of the Blue Chip Fund and the Opportunity Fund and their growth in net assets. The Adviser noted that despite the positive performance of these Funds, their net assets had grown slowly. The Adviser noted that a faster growth in net assets might enable the Funds to offer the following benefits to shareholders:

  o Lower per share transaction costs that would result if the Adviser were able to effect larger transactions

  o More efficient portfolio management as it is easier for the Funds to process redemption requests without disrupting their investment strategy if they have net cash inflows

  o Increased flexibility of the Funds in pursuing their investment objectives in that they may be able to establish meaningful positions in the various stocks in which the Adviser would like to invest without reducing positions then currently held by the Funds

  o Lowering the Funds' expense ratios with respect to its fixed expenses which would be spread over a larger base

  o Increased communications with shareholders and prospective shareholders such as by maintenance of a website on the Internet

  The Board then considered the causes of the slow growth in net assets of the Blue Chip Fund and the Opportunity Fund. The Adviser informed the Board that no-load mutual funds were increasingly being sold through the efforts of third parties such as brokerage firms, banks, investment advisers, consultants and others. No-load mutual funds have increasingly employed 12b-1 plans to compensate these third parties. Since the Funds have not had a 12b-1 plan, they have been at a competitive disadvantage in attracting the interest of third parties to promote the Funds. The Adviser also informed the Board that advertising in financial publications continues to be a means employed by no-load mutual funds to promote the sale of their shares and that a source of funds for such advertising is payment made pursuant to 12b-1 plans. This funding source has heretofore not been available to the Funds and the Adviser has not had the resources to commit to an advertising program in financial publications.

  The Board then considered whether the Plan would address the aforementioned problems and alleviate them. The Adviser informed the Board that if the Plan were approved, it would undertake on behalf of the Blue Chip Fund and the Opportunity Fund marketing efforts similar to those undertaken by other no-load mutual funds. The Adviser indicated that it would undertake to identify Shareholder Organizations that would distribute shares of the Funds and, in appropriate circumstances, would be willing to supplement the Funds' payments to Shareholder Organizations with payments from its own resources. Additionally the Board determined that the Funds should advertise in financial publications to supplement the Adviser's promotional activities. The Adviser represented to the Board that it would not reduce its effort to promote sales of shares of the Funds and that through advertising the increased name recognition of the Fund would afford the Adviser additional marketing opportunities. IN APPROVING THE PLAN, THE DIRECTORS DETERMINED, IN THE EXERCISE OF THEIR BUSINESS JUDGMENT AND IN LIGHT OF THEIR FIDUCIARY DUTIES UNDER STATE LAW AND THE INVESTMENT COMPANY ACT OF 1940, THAT THE PLAN IS REASONABLY LIKELY TO BENEFIT THE FUNDS AND THEIR SHAREHOLDERS.

  Although the Board concluded that the Plan is reasonably likely to benefit the Funds and their shareholders, it also considered possible alternatives. The Board considered the possibility of the Funds imposing a front-end sales load and retaining a brokerage firm to serve as principal underwriter for them. The Board concluded that adoption of the Plan would be more likely to result in increased sales than converting the Funds to load funds.

  The Board recognized that the Adviser would benefit from increased management fees as a result of growth in the Funds' assets. The Board concluded that such benefits would not be disproportionate to the above-described anticipated benefits to each Fund and its shareholders because the Adviser would have increased portfolio management responsibilities as a result of the growth of the assets of the Funds. The Board also recognized that the Adviser had heretofore utilized its own resources to finance distribution of shares of the Funds and would continue to do so if the Plan is approved by the shareholders of the Blue Chip Fund and the Opportunity Fund. The Board determined that payments by the Fund of investment advisory fees to the Adviser did not constitute indirect financing of distribution of the Funds because the advisory fees paid by the Funds were not out of line with the investment advisory fees paid by comparable funds.

   A.  PROPOSAL TO APPROVE THE PLAN (BLUE CHIP FUND)

  In addition to considering the potential benefits of the Plan to the Blue
Chip Fund and the Opportunity Fund and their shareholders, the Board also considered the impact of the Plan on the expenses of both the Blue Chip Fund and the Opportunity Fund.

  The following table shows the actual operating expenses expressed as a percentage of average net assets incurred by the Blue Chip Fund during the fiscal year ended September 30, 1997, and the expenses expressed as a percentage of average net assets that would have been incurred had the Plan been in effect for such period:

                                                ACTUAL        PRO FORMA
                                                ------       ----------
         Management Fees                         1.00%          1.00%
         12b-1 Fees                              0.00%          0.25%
         Other Expense                           0.38%          0.38%
                                                -----          -----
         Total Fund Operating Expenses           1.38%          1.63%
                                                -----          -----
                                                -----          -----

EXAMPLE

  The following example illustrates the expenses on a $1,000 investment in the Blue Chip Fund both without the Plan and with the Plan assuming (i) a 5% annual return and (ii) redemption at the end of each time period:

                              1 YEAR     3 YEARS    5 YEARS     10 YEARS
                              ------      ------    -------     -------
         Without the Plan      $14         $44        $76         $166
         With the Plan         $17         $51        $89         $193

  The purpose of the above example and table is to assist you in understanding how the various costs and expenses of the Blue Chip Fund will change as a result of the adoption of the Plan. The example should not be considered a representation of past or future expenses. The Blue Chip Fund's actual expenses and investment performance vary from year to year and will result in expenses that may be higher or lower than those shown above.

  The Board concluded that the modest increase in the expenses of the Blue Chip Fund resulting from implementation of the Plan did not outweigh the potential benefits of the Plan described above.

   B.  PROPOSAL TO APPROVE THE PLAN (OPPORTUNITY FUND)

  The following table shows the actual operating expenses expressed as a percentage of average net assets incurred by the Opportunity Fund during the fiscal year ended September 30, 1997, and the expenses expressed as a percentage of average net assets that would have been incurred had the Plan been in effect for such period:

                                       ACTUAL       PRO FORMA
                                       ------       ----------
         Management Fees                1.00%         1.00%
         12b-1 Fees                     0.00%         0.25%
         Other Expense                  0.50%         0.50%
                                       -----          -----
         Total Fund Operating Expenses  1.50%         1.75%
                                       -----          -----
                                       -----          -----

EXAMPLE

  The following example illustrates the expenses on a $1,000 investment in the Opportunity Fund both without the Plan and with the Plan assuming (i) a 5% annual return and (ii) redemption at the end of each time period:

                              1 YEAR     3 YEARS    5 YEARS     10 YEARS
                              ------      ------    -------     -------
         Without the Plan      $15         $47        $82         $179
         With the Plan         $18         $55        $95         $206

  The purpose of the above example and table is to assist you in understanding how the various costs and expenses of the Opportunity Fund will change as a result of the adoption of the Plan. The example should not be considered a representation of past or future expenses. The Opportunity Fund's actual expenses and investment performance vary from year to year and will result in expenses that may be higher or lower than those shown.

  Again the Board concluded that the modest increase in the expenses of the Opportunity Fund resulting from the implementation of the Plan did not outweigh the potential benefits of the Plan described above.

VOTE REQUIRED

  The favorable vote of the holders of a "majority" (as defined in the Investment Company Act of 1940) of the outstanding shares of the Blue Chip Fund is required for the approval of the Plan by the Blue Chip Fund. Similarly the favorable vote of a "majority" of the outstanding shares of the Opportunity Fund is required for the approval of the Plan by the Opportunity Fund. Under the Investment Company Act of 1940, the vote of the holders of a "majority" of the outstanding shares of a Fund means the vote of the holders of the lesser of (a) 67% or more of its shares present at the Meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or (b) more than 50% of its outstanding shares. Abstentions and broker non-votes will not be counted for or against the proposal but will be counted as votes present for purposes of determining whether or not more than 50% of the outstanding shares are present or represented at the Meeting. The failure to vote (other than by broker non-votes or abstentions), assuming more than 50% of the outstanding shares of a Fund are present, has no effect if (a) above is applicable and has the same effect as a vote against the proposal if (b) above is applicable. Abstentions and broker non-votes have the same effect as a vote against the proposal.

  If the Plan is approved by either the Blue Chip Fund or the Opportunity Fund, but not both, the Plan will be implemented with respect to the Approving Fund. With respect to an Approving Fund, the Plan will take effect on the first business day of the month following the month in which shareholder approval is received.

  THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF EACH OF THE BLUE CHIP FUND AND THE OPPORTUNITY FUND VOTE FOR THE APPROVAL OF THE PLAN.

                             PRINCIPAL SHAREHOLDERS

  As of July 31, 1998, no person is known to the Company to own beneficially more than 5% of the outstanding shares of any Fund except as indicated below:

                        NAME AND ADDRESS OF
FUND                    BENEFICIAL OWNER                 NUMBER OF SHARES     PERCENT OF FUND
----                    --------------------            -----------------     ---------------
Opportunity Fund         Frederick L. Reynolds
                         Wood Island, Third Floor
                         80 East Sir Francis Drake Blvd.
                         Larkspur, CA  94939                      249,119           19.58%

                         Roy L. Curry, M.D.
                         Professional Corp. Profit Sharing Plan
                         2545 Green Street
                         San Francisco, CA  94123                  64,042            5.03%

Bond Fund                The Joel W. Renbaum, M.D., Inc.
                         Profit Sharing Trust
                         1145 Bush Street
                         San Francisco, CA  94109                  59,203           19.43%

                         Chambers Family Insurance Trust
                         650 California Street, Floor 33
                         San Francisco, CA  94108                  28,316            9.30%

                         Forest Resources Profit-Sharing Plan
                         200 Tamal Plaza #200
                         Corte Madera, CA  94925                   22,686            7.45%

                         William B. Stewart
                         47 Starbuck Drive
                         Muir Beach, CA  94965                     19,167            6.29%

                         Louise Posner Test Trust
                         P. O. Box 1077
                         Ross, CA  94957                           18,482            6.07%

                         DDS Inc. Profit Sharing Trust
                         476 West 25th Avenue
                         San Mateo, CA  94403                      16,099            5.28%

Money Market Fund        Peter H. Peracca
                         1 Pomeroy Road
                         Ross, CA  94957                          416,134           10.32%

                         Hollis Bascom
                         1558 San Remo Street
                         Livermore, CA  94550                     354,266            8.79%

                         Jean M. Stark
                         814 Kealaolu Avenue
                         Honolulu, HI  96816                      293,972            7.29%

  As of July 31, 1998 the Directors and executive officers of the Company beneficially owned shares of the Funds as set forth below:

                                                        NUMBER OF SHARES AND PERCENT OWNED OF EACH FUND
                                        --------------------------------------------------------------------------------
NAME OF BENEFICIAL OWNER                BLUE CHIP FUND      OPPORTUNITY FUND         BOND FUND        MONEY MARKET FUND
------------------------                 -------------      ---------------         ----------       ------------------
Frederick L. Reynolds                   16,581     *<F2>   249,119  19.58%          1,417     *<F2>    1,203        *<F2>
Robert E. Snader                        18,623     *<F2>     2,311      *<F2>          --    --       54,177     1.34%
Robert E. Stauder                       35,970  1.55%       19,160   1.51%             --    --           30        *<F2>
Camille F. Wildes                           --     --           --      --             --    --           --       --
Officers and Directors as a
  Group (Four Persons)                  71,174  3.06%      270,590  21.27%          1,417     *<F2>   55,410     1.37%

*<F2>Less than 1%

                      INVESTMENT ADVISER AND ADMINISTRATOR

  The Company's investment adviser is Reynolds Capital Management, Wood Island, Third Floor, 80 East Sir Francis Drake Boulevard, Larkspur, California 94939. Reynolds Capital Management is a sole proprietorship for which Frederick L. Reynolds is sole proprietor.

  The administrator of the Company is Fiduciary Management, Inc., 225 East Mason Street, Milwaukee, Wisconsin 53202.

  The Company has no principal underwriter.

                        RECEIPT OF SHAREHOLDER PROPOSALS

  Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Company's proxy materials for a particular meeting of shareholders. One of these conditions relates to the timely receipt by the Company of any such proposal. Since the Company does not have regular annual meetings of shareholders, under these rules, proposals submitted for inclusion in the proxy materials for a particular meeting must be received by the Company a reasonable time before the solicitation of proxies for the meeting is made. The fact that the Company receives a shareholder proposal in a timely manner does not insure its inclusion in the Company's proxy materials since there are other requirements in the proxy rules relating to such inclusion.

                                 OTHER MATTERS

  The Company's Board of Directors knows of no other matters that may come before the Meeting. If any other matters properly come before the Meeting, it is the intention of the person acting pursuant to the enclosed form of proxy to vote the shares represented by said proxies in accordance with his best judgment with respect to such matters.

                                          By Order of the Board of Directors

                                          /S/ FREDERICK L. REYNOLDS

                                          FREDERICK L. REYNOLDS
                                          President


Larkspur, California
August 10, 1998